EXHIBIT 99.4

FORM OF INSTRUCTION TO REGISTERED HOLDER AND/OR DTC
PARTICIPANT FROM BENEFICIAL OWNER
OF
REYNOLDS GROUP ISSUER INC.
REYNOLDS GROUP ISSUER LLC
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
7.750% Senior Secured Notes due 2016
8.500% Senior Notes due 2018

7.125% Senior Secured Notes due 2019
9.000% Senior Notes due 2019
7.875% Senior Secured Notes due 2019
9.875% Senior Notes due 2019 (originally issued on August 9, 2011)
6.875% Senior Secured Notes due 2021
8.250% Senior Notes due 2021

To Registered Holder and/or Participant of the Depository Trust Company (“DTC”):

The undersigned hereby acknowledges receipt and review of the Prospectus, dated          , 2012, (as the same may be amended or supplemented from time to time, the “Prospectus”) of Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, and Reynolds Group Issuer (Luxembourg) S.A. (collectively, the “Issuers”) and the related Letter of Transmittal (the “Letter of Transmittal”). These two documents together constitute the Issuers’ offer (the “Exchange Offer”) to exchange their 7.750% Senior Secured Notes due 2016, 8.500% Senior Notes due 2018, 7.125% Senior Secured Notes due 2019, 9.000% Senior Notes due 2019, 7.875% Senior Secured Notes due 2019, 9.875% Senior Notes due 2019 (originally issued on August 9, 2011), 6.875% Senior Secured Notes due 2021 and 8.250% Senior Notes due 2021 (collectively, the “Old Notes”), for a like principal amount of their new 7.750% Senior Secured Notes due 2016, 8.500% Senior Notes due 2018, 7.125% Senior Secured Notes due 2019, 9.000% Senior Notes due 2019, 7.875% Senior Secured Notes due 2019, 9.875% Senior Notes due 2019 (originally issued on August 9, 2011), 6.875% Senior Secured Notes due 2021 and 8.250% Senior Notes due 2021, which have been registered under the Securities Act (collectively, the “New Notes”) from the registered holders thereof (each, a “Holder” and, collectively, the “Holders”), upon the terms and subject to the conditions of the Exchange Offer, as set forth in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to Exchange Offer for the Old Notes held by you for the account of the undersigned.